Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Randi Polanich
Vice President, Investor Relations	Vice President and Chief Communications Officer
(408) 875-6627	(408) 875-6633
kevin.kessel@kla.com	randi.polanich@kla.com

KLA CORPORATION REPORTS FISCAL 2021 THIRD QUARTER RESULTS

•Total revenues were $1.80 billion, finishing at the upper end of the range of guidance;
•GAAP diluted EPS attributable to KLA was $3.66, and non-GAAP diluted EPS attributable to KLA was $3.85, each also finishing at the upper end of the range of guidance;
•Cash flow from operations and free cash flow were both records at $646.2 million and $585.0 million, respectively;
•Capital return was $412.7 million with $139.3 million in dividends and $273.4 million in share repurchases.

MILPITAS, Calif., April 29, 2021 -KLA Corporation (NASDAQ: KLAC) today announced operating results for its third quarter of fiscal year 2021, which ended on March 31, 2021, and reported GAAP net income attributable to KLA of $567 million and GAAP earnings per diluted share attributable to KLA of $3.66 on revenue of $1.80 billion.

“KLA’s March quarter results demonstrate strong momentum in our business. We have seen a sharp increase in business levels in each of our major end markets, driven by secular demand trends across a broad range of semiconductor markets and applications,” commented Rick Wallace, president and chief executive officer of KLA Corporation. “Against this backdrop, KLA continues to demonstrate our ability to meet customer requirements while growing operating profits, generating record free cash flow, and maintaining our long-term strategy of productive capital allocation.”

GAAP Results
	Q3 FY 2021	Q2 FY 2021	Q3 FY 2020
Total revenue	$1,804 million	$1,651 million	$1,424 million
Net Income Attributable to KLA	$567 million	$457 million	$78 million
Net Income per Diluted Share Attributable to KLA	$3.66	$2.94	$0.50

Non-GAAP Results
	Q3 FY 2021	Q2 FY 2021	Q3 FY 2020
Net Income Attributable to KLA	$598 million	$504 million	$389 million
Net Income per Diluted Share Attributable to KLA	$3.85	$3.24	$2.47
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2021 third quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
Fourth Quarter Fiscal 2021 Guidance
The following details our guidance for the fourth quarter of fiscal 2021 ending in June:
•Total revenue between $1,755 million to $1,955 million
•GAAP gross margin is expected to be in a range of 58% to 61%
•Non-GAAP gross margin is expected to be in a range of 61% to 63%
•GAAP diluted EPS attributable to KLA is expected to be in a range of $3.20 to $4.08
•Non-GAAP diluted EPS attributable to KLA in a range of $3.47 to $4.35
For additional guidance metrics please see the company’s published Letter to Shareholders and earnings slides on the KLA investor relations website.

About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.

Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS for the quarter ending June 30, 2021 are forward-looking statements and subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the future impacts of the COVID-19 pandemic; delays and disruptions in the supply chain; the demand for semiconductors; the financial condition of the global capital markets and the general macroeconomic environment; new and enhanced product and technology offerings by competitors; push-out of deliveries or cancellation of orders by customers; the ability of KLA’s research and development teams to successfully innovate and develop technologies and products that are responsive to customer demands; KLA’s ability to successfully manage its costs; market acceptance of KLA’s existing and newly launched products; changing customer demands; and industry transitions. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this letter, please refer to KLA Corporation’s Annual Report on Form 10-K for the year ended June 30, 2020, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA Corporation assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	March 31, 2021	June 30, 2020
ASSETS
Cash, cash equivalents and marketable securities	$2,442,725	$1,980,472
Accounts receivable, net	1,201,991	1,107,413
Inventories	1,450,588	1,310,985
Other current assets	309,861	324,675
Land, property and equipment, net	628,438	519,824
Goodwill	2,011,187	2,045,402
Deferred income taxes, non-current	240,822	236,797
Purchased intangible assets, net	1,237,589	1,391,413
Other non-current assets	416,039	362,979
Total assets	$9,939,240	$9,279,960
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$295,111	$264,280
Deferred system revenue	332,296	336,237
Deferred service revenue	252,992	233,493
Short-term debt	20,000	—
Other current liabilities	1,129,067	865,776
Total current liabilities	2,029,466	1,699,786
Non-current liabilities:
Long-term debt	3,422,097	3,469,670
Deferred tax liabilities	629,896	660,885
Deferred service revenue	86,902	96,325
Other non-current liabilities	658,015	672,284
Total liabilities	6,826,376	6,598,950
Stockholders’ equity:
Common stock and capital in excess of par value	2,115,205	2,090,268
Retained earnings	1,070,124	654,930
Accumulated other comprehensive income (loss)	(70,473)	(79,774)
Total KLA stockholders' equity	3,114,856	2,665,424
Non-controlling interest in consolidated subsidiaries	(1,992)	15,586
Total stockholders’ equity	3,112,864	2,681,010
Total liabilities and stockholders’ equity	$9,939,240	$9,279,960

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands, except per share amounts)	2021	2020	2021	2020
Revenues:
Product	$1,375,320	$1,051,096	$3,758,838	$3,253,621
Service	428,453	372,868	1,234,425	1,093,210
Total revenues	1,803,773	1,423,964	4,993,263	4,346,831
Costs and expenses:
Costs of revenues	709,629	590,158	1,999,924	1,828,017
Research and development	238,957	215,433	687,059	646,764
Selling, general and administrative	183,040	185,760	537,580	566,358
Goodwill impairment	—	256,649	—	256,649
Interest expense	39,092	39,231	117,358	120,053
Loss on extinguishment of debt	—	22,538	—	22,538
Other expense (income), net	(7,348)	(1,004)	(269)	(5,190)
Income before income taxes	640,403	115,199	1,651,611	911,642
Provision for income taxes	73,233	37,190	207,316	106,932
Net income	567,170	78,009	1,444,295	804,710
Less: Net loss attributable to non-controlling interest	(326)	(443)	(1,019)	(822)
Net income attributable to KLA	$567,496	$78,452	$1,445,314	$805,532
Net income per share attributable to KLA:
Basic	$3.69	$0.50	$9.36	$5.12
Diluted	$3.66	$0.50	$9.28	$5.08
Weighted-average number of shares:
Basic	153,801	156,067	154,457	157,356
Diluted	155,159	157,172	155,789	158,586

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three Months Ended
	March 31,
(In thousands)	2021	2020
Cash flows from operating activities:
Net income	$567,170	$78,009
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill impairment	—	256,649
Depreciation and amortization	84,365	81,990
Loss on extinguishment of debt	—	22,538
(Gain) loss on unrealized foreign exchange and other	5,231	(5,950)
Asset impairment charges	(23)	—
Stock-based compensation expense	30,327	31,270
Gain on sale of business	(4,422)	—
Settlement of treasury lock agreement	—	(21,518)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	16,055	73,103
Inventories	(34,169)	(11,640)
Other assets	(20,851)	(23,899)
Accounts payable	32,735	(12,904)
Deferred system revenue	57,820	89,280
Deferred service revenue	11,507	10,691
Other liabilities	(99,595)	(125,591)
Net cash provided by operating activities	646,150	442,028
Cash flows from investing activities:
Proceeds from sale of business	16,833	—
Business acquisitions, net of cash acquired	—	(70)
Capital expenditures	(61,183)	(43,445)
Purchases of available-for-sale securities	(303,076)	(156,173)
Proceeds from sale of available-for-sale securities	14,962	69,034
Proceeds from maturity of available-for-sale securities	159,120	133,819
Purchases of trading securities	(48,495)	(46,784)
Proceeds from sale of trading securities	45,251	45,407
Net cash used in (provided by) investing activities	(176,588)	1,788
Cash flows from financing activities:
Proceeds from issuance of debt, net of issuance costs	—	742,004
Repayment of debt	(20,000)	(721,033)
Common stock repurchases	(273,441)	(315,995)
Payment of dividends to stockholders	(139,338)	(133,327)
Issuance of common stock	—	672
Tax withholding payments related to equity awards	(6,674)	(4,958)
Net cash used in financing activities	(439,453)	(432,637)
Effect of exchange rate changes on cash and cash equivalents	(9,425)	(4,868)
Net increase (decrease) in cash and cash equivalents	20,684	6,311
Cash and cash equivalents at beginning of period	1,431,466	939,864
Cash and cash equivalents at end of period	$1,452,150	$946,175
Supplemental cash flow disclosures:
Income taxes paid	$100,657	$91,972
Interest paid	$39,980	$35,176
Non-cash activities:
Accrued purchase of land, property and equipment - investing activities	$24,392	$17,137
Contingent consideration payable - financing activities	$178	$303
Dividends payable - financing activities	$779	$1,388
Unsettled common stock repurchase - financing activities	$6,000	$—
Accrued debt issuance costs - financing activities	$—	$193

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our four reportable segments and reconciliation to total revenues for the indicated periods:

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2021	2020	2021	2020
Revenues:
Semiconductor Process Control	$1,506,140	$1,177,777	$4,154,278	$3,588,839
Specialty Semiconductor Process	91,724	85,083	271,264	229,328
PCB, Display and Component Inspection	205,202	160,411	565,646	525,242
Other	149	469	739	3,217
Total revenues for reportable segments	1,803,215	1,423,740	4,991,927	4,346,626
Corporate allocation and effects of foreign exchange rates	558	224	1,336	205
Total revenues	$1,803,773	$1,423,964	$4,993,263	$4,346,831

KLA Corporation
Condensed Consolidated Unaudited Supplemental Information

Reconciliation of GAAP Net Income and GAAP Earnings Per Diluted Share to Non-GAAP Net Income and Non-GAAP Earnings Per Diluted Share

		Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)		March 31, 2021	December 31, 2020	March 31, 2020	March 31, 2021	March 31, 2020
GAAP net income attributable to KLA		$567,496	$457,251	$78,452	$1,445,314	$805,532
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	52,973	53,099	55,022	156,547	188,778
Restructuring, severance and other charges	b	(1,534)	3,960	5,432	5,679	8,218
Goodwill impairment	c	—	—	256,649	—	256,649
Loss on extinguishment of debt	d	—	—	22,538	—	22,538
Income tax effect of non-GAAP adjustments	e	(17,866)	(17,552)	(23,604)	(52,431)	(67,375)
Discrete tax items	f	(2,967)	7,381	(5,551)	21,901	(5,551)
Non-GAAP net income attributable to KLA		$598,102	$504,139	$388,938	$1,577,010	$1,208,789
GAAP net income per diluted share attributable to KLA		$3.66	$2.94	$0.50	$9.28	$5.08
Non-GAAP net income per diluted share attributable to KLA		$3.85	$3.24	$2.47	$10.12	$7.62
Shares used in diluted shares calculation		155,159	155,560	157,172	155,789	158,586

Pre-tax impact of GAAP to non-GAAP adjustments included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition - Related Charges	Restructuring, Severance and Other Charges	Goodwill Impairment	Debt Extinguishment Loss	Total pre-tax GAAP to non-GAAP Adjustments
Three months ended March 31, 2021
Costs of revenues	$40,309	$701	$—	$—	$41,010
Research and development	—	147	—	—	147
Selling, general and administrative	12,664	2,075	—	—	14,739
Other expense (income), net	—	(4,457)	—	—	(4,457)
Total in three months ended March 31, 2021	$52,973	$(1,534)	$—	$—	$51,439
Three months ended December 31, 2020
Costs of revenues	$38,738	$765	$—	$—	$39,503
Research and development	—	1,432	—	—	1,432
Selling, general and administrative	14,361	2,450	—	—	16,811
Other expense (income), net	—	(687)	—	—	(687)
Total in three months ended December 31, 2020	$53,099	$3,960	$—	$—	$57,059
Three months ended March 31, 2020
Costs of revenues	$36,850	$483	$—	$—	$37,333
Research and development	—	685	—	—	685
Selling, general and administrative	18,172	4,264	—	—	22,436
Goodwill impairment	—	—	256,649	—	256,649
Loss on extinguishment of debt	—	—	—	22,538	22,538
Total in three months ended March 31, 2020	$55,022	$5,432	$256,649	$22,538	$339,641

Free Cash Flow Reconciliation

	Three Months Ended March 31,
(In thousands)	2021	2020
Net cash provided by operating activities	$646,150	$442,028
Capital expenditures	(61,183)	(43,445)
Free Cash Flow	$584,967	$398,583

Fourth Quarter Fiscal 2021 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending June 30, 2021
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share attributable to KLA		$3.20	$4.08
Acquisition-related charges	a	0.34	0.34
Restructuring, severance and other charges	b	0.04	0.04
Income tax effect of non-GAAP adjustments	e	(0.11)	(0.11)
Non-GAAP net income per diluted share attributable to KLA		$3.47	$4.35
Shares used in net income per diluted share calculation		154.5	154.5

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending June 30, 2021
		Low	High
GAAP gross margin		58%	61%
Acquisition-related charges	a	3%	2%
Non-GAAP gross margin		61%	63%

The Non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.

To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income attributable to KLA, non-GAAP net income per diluted share attributable to KLA and Free Cash Flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income attributable to KLA to non-GAAP net income attributable to KLA:
a.Acquisition-related charges primarily include amortization of intangible assets and other acquisition-related adjustments including adjustments for the fair valuation of inventory and backlog, and transaction costs associated with our acquisitions, primarily Orbotech.
b.Restructuring, severance and other charges primarily include costs associated with employee severance, acceleration of certain stock-based compensation arrangements, and other exit costs.
c.Goodwill impairment included non-cash expense recognized as a result of KLA’s annual testing for goodwill impairment performed in the third quarter of the prior fiscal year. The impairment charge resulted from the downward revision of financial outlook for the acquired Orbotech business as well as the impact of elevated risk and macroeconomic slowdown driven by the COVID-19 pandemic.
d.Loss on extinguishment of debt included a pre-tax loss on early extinguishment of the $500 million 4.125% Senior Notes due in November 2021.
e.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
f.Discrete tax items in the three months ended March 31, 2021 primarily relate to a tax benefit of $3.0 million due to a decrease in deferred tax liability on purchased intangibles relating to a decrease in the effective income tax rate in Israel. Discrete tax items in the three months ended December 31, 2020 consist primarily of a tax expense of $4.0 million from an internal restructuring. Discrete tax items in the nine months ended March 31, 2021 primarily include the aforementioned items as well as a tax expense of $14.0 million due to an increase in deferred tax liability on purchased intangibles relating to an increase in the United Kingdom statutory income tax rate. Discrete tax items in the three months and nine months ended March 31, 2020 include a decrease in deferred tax liability for an unrealized gain on investments held for sale by subsidiaries of the acquired Orbotech business.